                                                           Exhibit No. EX-99.i.1

[SRSY LOGO]                                  Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                         Telephone  215.564.8000
                                                               Fax  215.564.8120
                                                                www.stradley.com

Direct Dial:  (215) 564-8027

                                  July 28, 2006

The Board of Trustees
MGI Funds
1166 Avenue of the Americas
New York, NY  10036

     Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have  examined the Amended and Restated  Agreement  and  Declaration  of
Trust (the  "Agreement")  of MGI Funds (the "Trust"),  a series  statutory trust organized under the Delaware  Statutory Trust Act on March 11, 2005, the Amended
and Restated  By-Laws of the Trust,  and the resolutions  adopted by the Trust's
Board of Trustees  organizing the business of the Trust, all as amended to date, and the various pertinent corporate  proceedings we deem material.  We have also examined the Notification of Registration  and the Registration  Statement filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the
"Investment  Company  Act"),  and the  Securities  Act of 1933,  as amended (the
"Securities  Act"),  all as  amended  to date,  as well as  other  items we deem material to this opinion.

     The Trust is authorized  by the  Agreement to issue an unlimited  number of shares of beneficial interest, without par value, and currently issues shares of the MGI US Large Cap Growth Equity Fund, MGI US Large Cap Value Equity Fund, MGI
US Small/Mid Cap Growth Equity Fund, MGI US Small/Mid Cap Value Equity Fund, MGI
Non-US Core Equity Fund, MGI Core Opportunistic  Fixed Income Fund, MGI US Short
Maturity Fixed Income Fund and MGI High Yield Fixed Income Fund series of shares of the Trust.  The Agreement also  authorizes the Board of Trustees to designate any  additional  series or classes  and to  allocate  shares to such  additional series or classes.

     The Trust has filed with the U.S.  Securities  and  Exchange  Commission  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Trust  pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You further have advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You also have  informed  us that the  shares  of the Trust  will be sold in accordance with the Trust's usual method of distributing its registered  shares, under which  prospectuses  are made  available  for  delivery  to  offerees  and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination,  so long as the Trust remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization,  and the  registration  of an  indefinite  number of shares of the
Trust remains effective,  the authorized shares of the Trust when issued for the consideration  set by the  Board of  Trustees  pursuant  to the  Agreement,  and subject to compliance with Rule 24f-2, will be legally outstanding,  fully-paid, and  non-assessable  shares,  and the  holders of such  shares will have all the rights  provided for with respect to such holding by the  Agreement and the laws of the State of Delaware.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Trust,  along with any amendments thereto,  covering  the  registration  of the  shares  of the  Trust  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Trust are offered,  and we further consent to  reference in the  registration  statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP

                                        By:   /s/ Mark A. Sheehan
                                              Mark A. Sheehan, a Partner

       Philadelphia, PA o Malvern, PA o Harrisburg, PA o Wilmington, DE o
                        Cherry Hill, NJ o Washington, DC

                  A Pennsylvania Limited Liability Partnership